Exhibit 10.1

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

THIS SETTLEMENT AND MUTUAL RELEASE AGREEMENT (the “Agreement”) dated as of May 24, 2024 (the “Effective Date”), is made by and between DIGITAL BRANDS GROUP, INC., a Delaware corporation (the “Company”) and ______________ (the “Investor”) (together with the Company, the “Parties” and each a “Party”).

WHEREAS, on or around April 7, 2023, the Company entered into a securities purchase agreement with the Investor (the “Purchase Agreement”), pursuant to which the Company issued to the Investor a 20% OID promissory note in the principal amount of $______________ (the “First Note”);

WHEREAS, on or around October 1, 2023, the Company issued to the Investor a 30% OID promissory note in the principal amount of $______________ (the “Second Note”, and together with the First Note, the “Notes”) in exchange for all amounts then owed under the First Note (the Purchase Agreement, Notes, and all other transaction documents entered into by the Company and Investor in connection therewith are collectively referred to herein as the “Transaction Documents”);

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Cash Payments. On or before May 28, 2024, the Company shall pay $______________ (the “First Payment”) to the Investor pursuant to the wiring instructions on Exhibit A to this Agreement. In addition, on or before September 30, 2024, the Company shall pay $______________ (the “Second Payment”) to the Investor pursuant to the wiring instructions on Exhibit A to this Agreement.

2. Rescission of Settlement. Notwithstanding anything in this Agreement to the contrary, in the event that the Company fails to comply with its obligations under Section 1 of this Agreement, then the Investor shall have the right to declare this Agreement null and void and of no further force or effect. For the avoidance of doubt, if the Investor declares this Agreement null and void and of no further force or effect pursuant to this Section 2 of this Agreement, then the original terms of the Second Note shall be automatically reinstated (including but not limited to all interest accrual and any applicable default penalties).

3. Mutual Release.

a.	The Investor irrevocably and unconditionally releases the Company and its past, present and future officers, directors, members, managers, partners, agents, consultants, employees, representatives, attorneys, investors, and insurers, as applicable, together with all successors and assigns of any of the foregoing (collectively, the “Company Released Parties”), of and from all claims, demands, actions, causes of action, rights of action, contracts, controversies, covenants, obligations, agreements, damages, penalties, interest, fees, expenses, costs, remedies, reckonings, extents, responsibilities, liabilities, suits, and proceedings of whatsoever kind, nature, or description, direct or indirect, vested or contingent, known or unknown, suspected or unsuspected, in contract, tort, law, equity, or otherwise, under the laws of any jurisdiction, that the Investor or its predecessors, legal representatives, successors or assigns, ever had, now has, or hereafter can, shall, or may have, against the Company Released Parties for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world through, and including, the Effective Date with respect to the Transaction Documents, including but not limited to the Notes, all transactions relating to the Notes, all share issuances relating to the Notes, and the Purchase Agreement (all of the aforementioned are collectively referred to as the “Investor Released Claims”).

b.	The Company hereby irrevocably and unconditionally releases the Investor and its past, present and future officers, directors, members, managers, partners, agents, consultants, employees, representatives, attorneys, investors, and insurers, as applicable, together with all successors and assigns of any of the foregoing (collectively, the “Investor Released Parties”), of and from all claims, demands, actions, causes of action, rights of action, contracts, controversies, covenants, obligations, agreements, damages, penalties, interest, fees, expenses, costs, remedies, reckonings, extents, responsibilities, liabilities, suits, and proceedings of whatsoever kind, nature, or description, direct or indirect, vested or contingent, known or unknown, suspected or unsuspected, in contract, tort, law, equity, or otherwise, under the laws of any jurisdiction, that the Company or its predecessors, legal representatives, successors or assigns, ever had, now has, or hereafter can, shall, or may have, against the Investor Released Parties, for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world through, and including, the Effective Date with respect to the Transaction Documents, including but not limited to the Notes, all transactions relating to the Notes, all share issuances relating to the Notes, and the Purchase Agreement (all of the aforementioned are collectively referred to as the “Company Released Claims”).

c.	The Investor understands that this releases claims that the Investor may not know about. This is the Investor’s knowing and voluntary intent, even though the Investor recognizes that someday it might learn that some or all of the facts that it currently believes to be true are untrue and even though it might then regret having signed this Agreement.

d.	The Company understands that this releases claims that the Company may not know about. This is the Company’s knowing and voluntary intent, even though the Company recognizes that someday it might learn that some or all of the facts that it currently believes to be true are untrue and even though it might then regret having signed this Agreement.

e.	The Investor agrees that it will not pursue, file or assert or permit to be pursued, filed or asserted any civil action, suit or legal proceeding seeking equitable or monetary relief (nor will it seek or in any way obtain or accept any such relief in any civil action, suit or legal proceeding) in connection with any matter concerning its relationship with the Company with respect to all of the Investor Released Claims released herein (whether known or unknown to it and including any continuing effects of any acts or practices with respect to the Investor Released Claims).

f.	The Company agrees that it will not pursue, file or assert or permit to be pursued, filed or asserted any civil action, suit or legal proceeding seeking equitable or monetary relief (nor will it seek or in any way obtain or accept any such relief in any civil action, suit or legal proceeding) in connection with any matter concerning its relationship with the Investor with respect to all of the Company Released Claims released herein (whether known or unknown to it and including any continuing effects of any acts or practices with respect to all of the Company Released Claims).

4. Miscellaneous.

a.	Notices. Any notices hereunder to the Company or the Investor shall be in writing. If sent by electronic mail, such notices shall be deemed to have been given when sent (provided that electronic confirmation of it being sent is received by the sender). If sent by hand delivery or special courier (e.g., Federal Express), such notices shall be deemed to have been given on the date of delivery thereof as reflected on written confirmation of such delivery. All notices shall be addressed as follows (or to such other address or addresses of which any party shall provide written notice to the other parties hereto).

If to the Company:

DIGITAL BRANDS GROUP, INC.

1400 Lavaca Street

Austin, TX 78701

Attn: John Hilburn Davis IV, Chief Executive Officer

Email: hil@dstld.la

If to the Investor:

______________

Email: ______________

b.	Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by the Company and the Investor.

c.	Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

d.	Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

e.	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

f.	Construction. The Parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the this Agreement or any amendments thereto.

g.	Governing Law and Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, managers, employees or agents) shall be commenced exclusively in the state or federal courts located in the State of New York, Borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in the State of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

h.	Non-Disparagement.

i.	The Company shall not in any written or oral communications with any third party, including but not limited to any credit reporting agency, investor, vendor, social media, media, or service provider, through any medium, whether tangible, electronic, or otherwise, criticize, ridicule or make any statement which, directly or indirectly, disparages, causes any harm to, or negatively affects the Investor Released Parties. The Company shall not express any negative opinions of the Investor Released Parties. The provision shall be construed broadly and shall govern any written or oral communications, express or implied, made concerning any of the Investor Released Parties and/or the Investor Released Parties’ business.

ii.	The Investor shall not in any written or oral communications with any third party, including but not limited to any credit reporting agency, investor, vendor, social media, media, or service provider, through any medium, whether tangible, electronic, or otherwise, criticize, ridicule or make any statement which, directly or indirectly, disparages, causes any harm to, or negatively affects the Company Released Parties. The Investor shall not express any negative opinions of the Company Released Parties. The provision shall be construed broadly and shall govern any written or oral communications, express or implied, made concerning any of the Company Released Parties and/or the Company Released Parties’ business.

i.	Successors and Assigns. The Parties agree that this Agreement and all of its terms shall be binding on the Parties and each of them, and, as applicable, on their heirs, executors, administrators, dependents, predecessors, successors, subsidiaries, divisions, alter egos, affiliated corporations, parent corporations and related entities, and their agents, attorneys, officers, directors, successors and assigns.

j.	No Admission. The Parties understand and acknowledge that this is a compromise, settlement and mutual release without any admission of liability or error or bad faith on the part of any party or any of its agents, prior or present attorneys, predecessors, successors, assigns, subsidiaries, divisions, alter egos, affiliated corporations and related entities, and their past or present officers, directors, partners, employees, agents and any or all of them.

k.	Representation by Counsel. Each Party acknowledges that it has been represented by independent legal counsel of its own choice throughout all of the negotiations which preceded the execution of this Agreement and that it has executed this Agreement with the consent and on the advice of such independent legal counsel. The terms of this Agreement have been read and its consequences (including risks, complications, and costs) have been completely explained to each party by that Party’s attorney. Each Party further acknowledges and represents that, in executing this Agreement, they have not relied on any inducements, promises, or representations made by the other Party hereto.

l.	Knowing and Competent Release. Each Party acknowledges that it has read this Agreement and assents to all of the terms and conditions herein without any reservation whatsoever and it has had the same explained to it by its own counsel, who have answered all questions which have been asked of him or her with regard to the meaning of any of the provisions hereof. Each individual party to this Agreement warrants and represents that he or she is fully physically able and mentally competent to execute this Agreement and has a full and complete understanding of its terms. Furthermore, each Party affirms that no legal impediment impairs its competence to proceed with this Agreement.

m.	Capacity and Authority to Bind. Each individual signing below represents and warrants that he or she has the right, power, legal capacity, and authority to execute and enter into this Agreement on behalf of the entity for which he or she is signing. No approval or consent not heretofore obtained by any person or entity is necessary in connection with the execution of this Agreement by such Party or the performance of such Party’s obligations under this Agreement.

n.	Entire Agreement. This Agreement contains the entire understanding of the Company and the Investor with respect to the matters covered herein and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

DIGITAL BRANDS GROUP, INC.

By:	John Hilburn Davis IV
Title:	Chief Executive Officer

By:
Title:

-7-